Exhibit 99.1

CONTACT:
Investor Relations
703-742-5393
InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q2 2008 RESULTS

Net Income of $1.8 million

EPS of $0.05 Basic and $0.04 Diluted

Cash Flow from Operations of $4.1 million

Adjusted Non-GAAP EBITDA of $6.1 million

RESTON, VA – (August 8, 2008) – QuadraMed Corporation (NASDAQ: QDHC) announced today that it will report net income of $1.8 million before preferred stock accretion for the three months ended June 30, 2008, compared to $2.2 million for the same period in 2007. For the six months ended June 30, 2008, the Company had net income before preferred stock accretion of $2.1 million, compared to $4.8 million for the six months ended June 30, 2007. The Company began recording deferred income tax expense at its statutory effective tax rate during the fourth quarter of 2007; therefore, where there was deferred income tax expense included in these reported 2008 results, there was no comparable deferred income tax expense in the corresponding 2007 periods. Income before income taxes was $2.9 million for the three months ended June 30, 2008, compared to $2.4 million for the same period in 2007. For the six months ended June 30, 2008, the Company had income before income taxes of $3.4 million, compared to $5.1 million for the six months ended June 30, 2007. In addition, included in the three month and six month periods ended June 30, 2008 was a $1.1 million loss on the sale of the Company’s Australia-based lab and radiology assets, as well as severance costs of $0.2 million and $0.7 million in the periods, respectively. No amounts of this nature were recorded in the corresponding 2007 periods.

The Company recorded revenue of $38.0 million for the quarter ended June 30, 2008, compared to $34.4 million for the same period last year, an increase of 10.5%. For the six months ended June 30, 2008, revenue increased 15.3% to $73.3 million, from $63.6 million for the comparable 2007 period. The majority of the increase in revenue between periods was attributable to the addition of the acquired QCPR product to the Company’s portfolio, resulting from the integration of the Computerized Patient Record (CPR) business assets during the fourth quarter of 2007.

As previously announced at the UBS Global Healthcare Conference in February, and in its May 9, 2008 press release, QuadraMed expects 2008 revenue to be between $146 million and $152 million, which would represent a 6% to 10% increase over 2007 revenue of $137.4 million.

Sales bookings for the first two quarters of 2008 reached $33.5 million, a 36% increase over the same period in 2007. Reflecting the strength of the Company’s broad product portfolio and brand appeal, several large hospital systems selected QuadraMed’s enterprise health solutions during the period to enhance their quality of care and improve financial performance, including an $8.8 million sales contract with Saudi Arabia National Guard Health Affairs, located in Riyadh, Saudi Arabia, for QCPR service expansion, migration to InterSystem’s Cache database and interface licenses.

In addition, on August 1, 2008, Daughters of Charity Health System of Los Altos Hills, California signed a $15.8 million contract for the Phase II and Phase III options of a Master Agreement that was originally finalized on November 30, 2006, prior to QuadraMed’s acquisition of the QCPR business. Phase II and Phase III include the purchase of software and services for the QCPR platform including interactive care-grid, order management, access management, clinical decision support, nursing documentation, chart management and additional software for scheduling, electronic document management, medical records, computerized physician order entry and patient registration, all for their five facility network of hospitals. The Phase I option, that was ordered at the same time as the Master Agreement, included the purchase of software, services and hardware for an integrated medication management system, and was valued at $6.7 million.

Income from operations was $2.8 million and $1.3 million for the three month periods ended June 30, 2008 and 2007, and $3.2 million and $3.5 million for the six month periods ended June 30, 2008 and 2007, respectively. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for stock based compensation, severance and loss on the sale of assets) was $6.1 million for the three months ended June 30, 2008, compared to adjusted Non-GAAP EBITDA of $3.4 million for the same period in 2007. For the six months ended June 30, 2008, the Company had adjusted Non-GAAP EBITDA of $9.0 million, compared to $7.5 million for the six months ended June 30, 2007. The increases in income from operations and Non-GAAP adjusted EBITDA for the 2008 periods, when compared to the corresponding 2007 periods, were due to the stronger amounts of gross margin on revenues.

The Company also reported net income to common shareholders of $0.4 million, or $0.05 income per basic share and $0.04 income per diluted share for the three months ended June 30, 2008, and net loss to common shareholders of $(0.7) million, or $(0.07) loss per basic and diluted share for the six months ended June 30, 2008. This is compared to a net income to common shareholders of $0.9 million, or income per share of $0.10 basic and $0.09 diluted, and net income to common shareholders of $2.2 million, or income per share of $0.25 basic and $0.23 diluted for the corresponding periods in 2007. The primary reasons for the decline in earnings per share for the 2008 periods were the aforementioned severance and loss on the sale of assets, as well as the recording of deferred income tax expense during 2008 at the Company’s effective rate, where there was no such expense in the 2007 periods.

Cash provided by operating activities was $4.1 million for the quarter ended June 30, 2008, compared to $4.9 million for the same period last year, and for the six months ended June 30, 2008, cash provided by operating activities was $12.1 million, compared to cash from operations of $13.8 million for the comparable 2007 period. Overall, cash, cash equivalents and investments increased to $23.2 million at June 30, 2008, from $22.1 million at March 31, 2008 and from $17.5 million at December 31, 2007. This $5.7 million increase since year-end occurred despite the Company’s use of $3.7 million to repurchase its own common stock during the period.

“Our results from the first half of 2008 demonstrate our ability to produce revenue growth and increased sales bookings while managing such operational challenges as the QCPR acquisition integration and our divestiture of the Australia-based lab and radiology assets. The QCPR acquisition, especially in terms of sales bookings, is meeting my expectations, and the cumulative total contract value of our signed QCPR contracts now exceeds the $33 million we paid for that business just 10 months ago. The recently announced SANG and Daughters of Charity contracts are the largest non-government contracts QuadraMed has signed since I became CEO in late 2005. I believe this recent sales success is market validation of our strategy and the QCPR acquisition decision, and further, that QCPR is viewed as a competitive clinical information system for the hospital market,” said Keith B. Hagen, QuadraMed’s President and Chief Executive Officer.

On June 16, 2008, QuadraMed announced the effectiveness of a one-for-five reverse stock split that was approved by the Company’s stockholders at the Company’s 2008 Annual Meeting of Stockholders and the Company’s Board of Directors. The Company’s common stock began trading on a split-adjusted basis on the American Stock Exchange on June 16, 2008.

On July 9, 2008, the Company’s common stock began trading on the NASDAQ Global Market under the symbol QDHC and was concurrently delisted from the American Stock Exchange.

Today, the Company also announced that David L. Piazza, Chief Financial Officer, Executive Vice President, Corporate Secretary and Treasurer, has provided notice of his resignation, to be effective August 29, 2008. Mr. Piazza has served as Chief Financial Officer since August 2005. Mr. Piazza has accepted a position as chief operating officer of a private software company in Northern Virginia.

During the Company’s search for Mr. Piazza’s permanent replacement, the Company has named Lora Zalewski, Vice President of Finance, to serve as interim Chief Financial Officer beginning on September 1, 2008. Ms. Zalewski joined the Company in May 2004 as Director of Finance and was promoted to Vice President of Finance in March 2006. Prior to joining the Company, Ms. Zalewski served as Area Controller for AT&T Government Solutions from October 2002 to May 2004.

“Dave Piazza has been a valuable part of our executive team for the past three years. We are grateful for his contributions to the Company’s strategic plan, especially in helping to reduce expenses and drive revenue growth, and we wish him the best in his future endeavors ,” said Mr. Hagen.

“My decision to leave the Company was not an easy one. I have enjoyed serving as QuadraMed’s CFO and working with Keith to drive the Company to profitability and to strengthen its internal controls and business processes. I have a tremendous amount of respect for Keith and my colleagues on his senior leadership team. The Company is well-positioned to continue its growth and execution of its strategic goals,” said Mr. Piazza. “I wish the Company continued success.”

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Friday, August 8, 2008. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 877-723-9521 domestic and 719-325-4814 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and is available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. The webcast replay will be available shortly after the live call is completed and will be available until August 15, 2008. Replay telephone numbers are 719-457-0820 or 888-203-1112; the replay passcode is 3302468.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets (unaudited) as of June 30, 2008 and December 31, 2007

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended June 30, 2008 and 2007 and the Six Months Ended June 30, 2008 and 2007

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended June 30, 2008 and 2007 and the Six Months Ended June 30, 2008 and 2007

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Three Months Ended June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, and September 30, 2006

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Six Months Ended June 30, 2008 and June 30, 2007

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and Exhibits 4 and 5 attached hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s Australian-based lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom;

•	Non-Cash Compensation – the costs of employee stock options and restricted stock;

•

Tax Benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed Affinity and Care-based Revenue Cycle are registered trademarks of QuadraMed Corporation. QuadraMed Corporation’s trademark: “Quality Care. Financial Health” is pending registration. All other trademarks are the property of their respective holders.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$14,603	$7,119
Short-term investments	3,892	9,169
Accounts receivable, net of allowance for doubtful accounts of $1,393 and $1,449, respectively	23,985	26,088
Unbilled receivables	5,674	5,183
Deferred contract expenses	5,723	6,060
Prepaid expenses and other current assets, net of allowance of $919 and $1,229, respectively	8,029	5,367
Deferred tax asset, net of valuation allowance	7,377	7,376

Total current assets	69,283	66,362

Restricted cash	1,729	2,389
Long-term investments	4,659	1,197
Property and equipment, net of accumulated depreciation and amortization of $22,951, and $22,855, respectively	3,464	3,778
Goodwill	34,346	33,942
Other amortizable intangible assets, net of accumulated amortization of $28,522 and $31,119, respectively	10,355	11,768
Other long-term assets	3,212	3,182
Deferred tax asset, net of valuation allowance	49,740	49,758

Total assets	$176,788	$172,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,428	$4,910
Accrued payroll and related benefits	5,477	9,602
Accrued exit cost of facility closing	857	1,178
Other accrued liabilities	5,244	7,537
Dividends payable	1,375	1,375
Deferred revenue	50,920	36,111

Total current liabilities	68,301	60,713

Accrued exit cost of facility closing	451	888
Other long-term liabilities	2,195	2,722

Total liabilities	70,947	64,323

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,406 and 9,178 shares issued and 8,909 and 9,057 outstanding, respectively	98	459
Shares held in treasury, 497 and 121, respectively	(4,020)	(292)
Additional paid-in-capital	312,898	310,557
Accumulated other comprehensive gain (loss)	104	(80)
Accumulated deficit	(299,383)	(298,735)

Total stockholders’ equity	105,841	108,053

Total liabilities and stockholders’ equity	$176,788	$172,376

Exhibit 1 to Press Release dated August 8, 2008

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, June 30,		Six months ended, June 30,
	2008	2007	2008	2007
Revenue
Services	$5,605	$5,011	$11,172	$8,539
Maintenance	16,673	14,234	33,529	28,159
Installation and other	3,132	2,684	6,461	5,242

Services and other revenue	25,410	21,929	51,162	41,940
Term licences	7,785	7,211	15,552	13,608
Perpetual licenses	4,502	2,304	6,133	4,581

Licenses	12,287	9,515	21,685	18,189
Hardware	289	2,918	430	3,439

Total revenue	37,986	34,362	73,277	63,568

Cost of revenue
Cost of services and other revenue	11,503	8,685	22,837	15,712
Royalties and other	3,877	4,057	7,694	7,036
Amortization of acquired technology and capitalized software	252	354	511	825

Cost of license revenue	4,129	4,411	8,205	7,861
Cost of hardware revenue	128	2,895	264	3,387

Total cost of revenue	15,760	15,991	31,306	26,960

Gross margin	22,226	18,371	41,971	36,608

Operating expense
General and administration	4,766	4,579	9,880	8,452
Software development	8,541	7,662	17,034	15,074
Sales and marketing	4,177	3,913	9,137	7,809
Loss on sale of assets	1,115	—	1,115	—
Amortization of intangible assets and depreciation	812	875	1,639	1,798

Total operating expenses	19,411	17,029	38,805	33,133

Income from operations	2,815	1,342	3,166	3,475

Other income (expense)
Interest expense, includes non-cash charges of $20, $33 and $36, $84	(42)	(33)	(73)	(83)
Interest income	158	644	324	1,217
Other income, net	7	409	8	486

Other income, net	123	1,020	259	1,620

Income from operations before income taxes	$2,938	$2,362	$3,425	$5,095
Provision for income taxes	(1,151)	(162)	(1,329)	(271)

Net Income	1,787	2,200	2,096	4,824
Preferred stock accretion, dividend premium, and dividends declared	(1,375)	(1,325)	(2,750)	(2,633)

Net income (loss) attributable to common shareholders	$412	$875	$(654)	$2,191

Income (loss) per share
Basic	$0.05	$0.10	$(0.07)	$0.25
Diluted	$0.04	$0.09	$(0.07)	$0.23

Weighted average shares outstanding
Basic	8,790	8,733	8,928	8,747
Diluted	9,460	9,453	8,928	9,464

Exhibit 2 to Press Release dated August 8, 2008

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$1,787	$2,200	$2,096	$4,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,065	1,230	2,151	2,624
Deferred compensation amortization	94	96	188	192
Stock-based compensation	841	356	1,640	739
Provision for bad debts	—	25	130	181
Loss on sale of assets	1,115	—	1,115	—
Other	(9)	(10)	(4)	5

Changes in operating assets and liabilities:
Accounts receivable	6,620	2,797	(177)	3,148
Prepaid expenses and other receivables	2,017	3,465	(2,364)	3,173
Accounts payable and accrued liabilities	(57)	82	(8,054)	(4,586)
Deferred revenue	(9,376)	(5,350)	15,387	3,474

Cash provided by operating activities	4,097	4,891	12,108	13,774

Cash flows from investing activities
Decrease in restricted cash	218	(148)	660	(94)
Purchases of available-for-sale securities	(3,209)	(16,107)	(4,031)	(33,466)
Proceeds from sale of available-for-sale securities	895	15,624	5,860	20,645
Payment of acquisition costs	22	—	(46)	—
Purchases of property and equipment	(753)	(313)	(844)	(540)
Proceeds from sale of assets	106	—	106	—

Cash (used in) provided by investing activities	(2,721)	(944)	1,705	(13,455)

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)	(2,750)	(2,878)
Proceeds from issuance of common stock and other	24	401	149	1,435
Repurchase of common stock	(1,218)	—	(3,728)	—

Cash used in financing activities	(2,569)	(974)	(6,329)	(1,443)

Net (decrease) increase in cash and cash equivalents	(1,193)	2,973	7,484	(1,124)

Cash and cash equivalents, beginning of period	15,796	28,499	7,119	32,596

Cash and cash equivalents, end of period	$14,603	$31,472	$14,603	$31,472

Exhibit 3 to Press Release dated August 8, 2008

Exhibit 4

QUADRAMED CORPORATION

RECONCILIATION OF EBITDA AND NON-GAAP MEASUREMENTS

(in thousands)

(unaudited)

	For the Three Month Periods Ended
	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$1,787	$309	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979

Adjustments to Net Income for EBITDA
Interest Expense	42	31	20	24	33	50	68	85
Interest Income	(158)	(166)	(364)	(699)	(644)	(573)	(480)	(501)
(Provision) benefit for Income Taxes	1,151	178	(52,821)	142	162	109	80	101
Depreciation and Amortization	1,159	1,180	1,323	802	1,326	1,490	1,757	1,878

Subtotal Non-GAAP Adjustments for EBITDA	2,194	1,223	(51,842)	269	877	1,076	1,425	1,563

EBITDA	$3,981	$1,532	$4,832	$1,771	$3,077	$3,700	$5,387	$7,542

EBITDA % to Revenue	10.5%	4.3%	11.8%	5.4%	9.0%	12.7%	17.3%	22.8%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	842	799	928	807	356	383	182	229
Cash Severance	161	561	—	—	—	—	—	—
Loss on Sale of Assets	1,115	—	—	—	—	—	—	—

Subtotal Non-GAAP Adjustments to EBITDA	2,118	1,360	928	807	356	383	182	229

Adjusted Non-GAAP EBITDA	$6,099	$2,892	$5,760	$2,578	$3,433	$4,083	$5,569	$7,771

Adjusted Non-GAAP EBITDA % to Revenue	16.1%	8.2%	14.1%	7.8%	10.0%	14.0%	17.8%	23.5%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$1,787	$309	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979

Non-GAAP adjustments to Net income
Non-cash Compensation	842	799	928	807	356	383	182	229
Cash Severance	161	561	—	—	—	—	—	—
Strategic Initiatives	—	—	57	—	412	—	—	—
Tax benefit, Net	—	—	(52,898)	—	—	—	—	—
Employment Matters	—	—	(374)	1,544	—	—	—	—
Loss on Sale of Assets	1,115	—	—	—	—	—	—	—

Subtotal Non-GAAP adjustments	2,118	1,360	(52,287)	2,351	768	383	182	229

Non-GAAP Net income	$3,905	$1,669	$4,387	$3,853	$2,968	$3,007	$4,144	$6,208

Other Information

Revenue	$37,986	$35,291	$40,874	$32,908	$34,362	$29,206	$31,213	$33,032
Costs of Revenue	$15,760	$15,546	$16,167	$14,105	$15,991	$10,969	$11,401	$10,436

Gross Margin	$22,226	$19,745	$24,707	$18,803	$18,371	$18,237	$19,812	$22,596

Gross Margin %	59%	56%	60%	57%	53%	62%	63%	68%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on this Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 4 to Press Release dated August 8, 2008

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Six Months Ended
	6/30/2008	6/30/2007
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$2,096	$4,824

Adjustments to Net Income for EBITDA
Interest Expense	73	83
Interest Income	(324)	(1,217)
Provision for Income Taxes	1,329	271
Depreciation and Amortization	2,339	2,816

Subtotal Non-GAAP Adjustments for EBITDA	3,417	1,953

EBITDA	$5,513	$6,777

EBITDA % to Revenue	7.5%	10.7%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	1,641	739
Cash Severance	722	—
Loss on Sale of Assets	1,115	—

Subtotal Non-GAAP Adjustments to EBITDA	3,478	739

Adjusted Non-GAAP EBITDA	$8,991	$7,516

Adjusted Non-GAAP EBITDA % to Revenue	12.3%	11.8%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$2,096	$4,824

Non-GAAP adjustments to Net income
Non-cash Compensation	1,641	739
Cash Severance	722	—
Strategic Initiatives	—	412
Loss on Sale of Assets	1,115	—

Subtotal Non-GAAP adjustments	3,478	1,151

Non-GAAP net income	$5,574	$5,975

Other Information

Revenue	$73,277	$63,568
Costs of Revenue	$31,306	$26,960

Gross Margin	$41,971	$36,608

Gross Margin %	57%	58%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on this Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 5 to Press Release dated August 8, 2008